SUB-ADVISORY AGREEMENT

AGREEMENT made as of the 4th day of December, 2015, by and among __________, (the “Sub-Advisor”), and William Blair Investment Management, LLC (the “Advisor”), a Delaware limited liability company located at 222 West Adams Street, Chicago, Illinois, 60606.

WHEREAS, Trust for Professional Managers, a Delaware statutory trust located at 615 E. Michigan Street, Milwaukee WI 53202 (the “Trust”), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the William Blair Directional Multialternative Fund (the “Fund”) is a separate series of the Trust having separate assets and liabilities;

WHEREAS, the Advisor and the Sub-Advisor are each engaged in the business of rendering investment advice; and

WHEREAS, the Advisor and Sub-Advisor are each registered as investment advisors under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Trust, on behalf of the Fund, has retained the Advisor to render investment management services to the Fund pursuant to an Amended and Restated Investment Advisory Agreement dated as of October 1, 2015 (the “Investment Advisory Agreement”); and

WHEREAS, the Investment Advisory Agreement allows the Advisor to delegate certain of its responsibilities under the Investment Advisory Agreement to others; and

WHEREAS, the Advisor seeks to delegate certain of its responsibilities under the Investment Advisory Agreement to the Sub-Advisor pursuant to this Investment Sub-Advisory Agreement (the “Agreement”);

NOW, THEREFORE, WITNESSETH: That it is agreed among the parties hereto as follows:

1.	APPOINTMENT OF SUB-ADVISOR.

(a)
Acceptance.  The Sub-Advisor is hereby appointed and the Sub-Advisor hereby accepts the appointment, on the terms herein set forth and for the compensation herein provided, to act as investment adviser to that portion of the Fund’s portfolio designated by the Advisor (the “Portfolio”).

(b)
Independent Contractor.  The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except to the extent expressly provided or authorized by the Advisor or the Board of Trustees of the Trust (the “Board of Trustees”), have no authority to act for or be deemed an agent of the Fund.

(c)
The Sub-Advisor’s Representations.  The Sub-Advisor represents, warrants and agrees that it has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement.

The Sub-Advisor represents, warrants and agrees that it is registered as an adviser under the Advisers Act.  The Sub-Advisor will promptly notify the Advisor of the occurrence of any event that would disqualify the Sub-Advisor from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

The Sub-Advisor has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Advisor and the Trust with a copy of such code of ethics upon the execution of this Agreement.  On at least an annual basis, the Sub-Advisor will comply with the reporting requirements of Rule 17j-1, which may include: (i) certifying to the Advisor that the Sub-Advisor and its access persons have complied with the Sub-Advisor’s code of ethics with respect to the Portfolio, and (ii) identifying any material violations which have occurred with respect to the Portfolio.  Upon reasonable notice from and the reasonable request of the Advisor, the Sub-Advisor shall permit the Advisor, its employees and its agent to examine the reports required to be made by the Sub-Advisor pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisor’s code of ethics to the extent relevant to the Sub-Advisor’s provision of investment advisory services to the Portfolio.

The Sub-Advisor has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Sub-Advisor, its employees, officers, and agents.  Upon reasonable notice to and reasonable request, the Sub-Advisor shall provide the Advisor with access to the records relating to such policies and procedures as they relate to the Portfolio.  The Sub-Advisor will also provide quarterly certifications, in a form reasonably acceptable to the Advisor, attesting to such written policies and procedures.

The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

The Sub-Advisor will promptly notify the Advisor in writing if the Sub-advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or regulatory or administrative body, involving the affairs of the Fund.

The Sub-Advisor will promptly notify the Advisor in writing of any significant or anticipated changes in the Sub-Advisor’s personnel, business and/or ownership, including, but not limited to, if the managing general partner or controlling partner of the Sub-Advisor or the portfolio manager of the Portfolio changes.

The Sub-Advisor will provide information to, and make personnel including, but not limited to, the Sub-Advisor’s chief compliance officer, available to the Advisor and the Trust (including through periodic telephone calls and onsite visits) in response to reasonable due diligence and compliance requests.   The Sub-Advisor will provide all materials reasonably necessary, in addition to the materials specifically required by this Agreement, to provide assurances to the Trust and the Advisor that the Sub-Advisor’s compliance program with respect to the Portfolio is reasonably designed to prevent violations of federal securities laws by the Sub-Advisor, its employees, officers, and agents.

(d)
The Advisor’s Representations.  The Advisor represents, warrants and agrees that it has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement.

The Advisor represents, warrants and agrees that it is registered as an adviser under the Advisers Act.  The Advisor will promptly notify the Sub-Advisor of the occurrence of any event that would disqualify the Advisor from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

The Advisor further represents, warrants and agrees that it has the authority under the Investment Advisory Agreement to appoint the Sub-Advisor.

The Advisor further represents and warrants that it has received a copy of the Sub-Advisor’s current Form ADV.

The Advisor has provided the Sub-Advisor with the Fund’s most current prospectus and statement of additional information contained in the Trust’s registration statement (collectively, the “Prospectus”) and instructions, policies and directions of the Trustees pertaining to the Advisor and the Fund, as in effect from time to time.  The Advisor shall promptly furnish to the Sub-Advisor copies of all material amendments or supplements to the foregoing documents.

The Advisor will provide timely information to the Sub-Advisor regarding such matters as inflows to and outflows from the Fund and the cash requirements of, and cash available for investment in, the Fund.

The Advisor will timely provide the Sub-Advisor with copies of monthly accounting statements for the Fund, and such other information as may be reasonably necessary or appropriate in order for the Sub-Advisor to perform its responsibilities hereunder.

2.	PROVISION OF INVESTMENT SUB-ADVISORY SERVICES.

The Sub-Advisor shall have the sole and exclusive responsibility for the making of all investment decisions for the Portfolio, including purchase, retention and disposition of securities, and shall take such action as may be necessary to implement the same.  The Sub-Advisor shall make such decisions in accordance with the fundamental policies, investment objectives, and investment restrictions of the Fund as set forth in the Prospectus, as from time to time amended, and in the Investment Guidelines attached hereto as Exhibit A (the “Guidelines”), subject to the supervision and review of the Advisor and the Board of Trustees.

For the purpose of complying with Rule 10f-3(a)(6)(ii), Rule 12d3-1(c)(3)(ii), Rule 17a-10(a)(2) and Rule 17e-1(d)(2) under the 1940 Act, the Sub-Advisor hereby agrees that: (i) with respect to transactions in securities or other assets for the Fund, it will not consult with any other sub-advisor to the Fund, or with any sub-advisor that is principal underwriter for the Fund or an affiliated person of such principal underwriter; (ii) with respect to transactions in securities or other assets for the Fund, it will not consult with any sub-advisor to a separate series of the Trust for which the Advisor serves as investment advisor, or with any sub-advisor the Fund that is a principal underwriter to the Fund or an affiliated person of such principal underwriter; and (iii) its responsibility in providing investment advisory services to the Fund shall be limited solely to that portion of the Fund’s portfolio designated by the Advisor.

The Sub-Advisor will, at its own expense:

(a)
advise the Advisor in connection with material investment policy decisions to be made by it regarding the Fund and, upon request, furnish the Advisor with research, economic and statistical data in connection with the Fund’s investments and investment policies to the extent that the Sub-Advisor is in possession of such data and is not contractually restricted from providing such data to the Advisor;

(b)
submit such reports and information as the Advisor or the Fund may reasonably request to assist the Fund’s custodian (the “Custodian”), administrator or fund accounting agent, in its or their determination of the market value of securities held in the Fund;

(c)	place orders for purchases and sales of portfolio investments, enter into derivatives transactions and manage the cash position for the Portfolio;

(d)	give instructions to the Custodian concerning the delivery of securities and transfer of cash for the Portfolio;

(e)
manage the required collateral levels in connection with the portfolio investments of the Portfolio, including providing instructions to the Custodian to post and to call collateral from counterparties, and will periodically report to the Advisor with respect to such collateral management;

(f)
maintain and preserve the records relating to its activities hereunder required by applicable law to be maintained and preserved by the Advisor, to the extent not maintained by the Advisor or another agent of the Fund, and the Sub-Advisor hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund copies of any such records upon the Fund’s request; provided that the Sub-Adviser may retain a copy of such records;

(g)
as soon as practicable after the close of business each day but no later than 11:00 a.m. Eastern time the following business day, provide the Custodian with copies of trade tickets for each transaction effected for the Fund, provide copies to the Advisor upon request, and promptly forward to the Custodian copies of all brokerage or dealer confirmations;

(h)
as soon as practicable following the end of each calendar month, provide the Advisor with written statements showing all transactions effected for the Portfolio during the month, a summary listing all investments held in the Portfolio as of the last day of the month, and such other information as the Advisor may reasonably request in connection with any accounting services that the Advisor or its agents provide for the Portfolio.  Advisor acknowledges that Sub-Advisor and Custodian or the Fund’s accounting agent may use different pricing vendors, which may result in valuation discrepancies;

(i)
absent specific instructions to the contrary provided to it by the Advisor, and subject to its receipt of all necessary voting materials, vote all proxies with respect to investments of the Portfolio in accordance with the Sub-Advisor’s proxy voting policy as most recently provided to the Advisor.  The Sub-Advisor shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Fund’s shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in the Portfolio.  The Sub-Advisor’s obligations in the previous sentence are contingent upon its timely receipt of such proxy solicitation materials, which the Advisor shall cause to be forwarded to the Sub-Advisor.  The Sub-Advisor further agrees that it will provide the Board of Trustees, as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period or such other period as the Board may designate, in a format that shall comply with the 1940 Act.  Upon reasonable request, the Sub-Advisor shall provide the Advisor with all proxy voting records relating to the Portfolio, including but not limited to those required by Form N-PX.  Upon request of the Advisor, the Sub-Advisor will also provide an annual certification, in a form reasonably acceptable to the Advisor, attesting to the accuracy and completeness of such proxy voting records;

(j)	inform the Advisor and the Board of Trustees of material changes in investment strategy or tactics or in key personnel;

(k)
furnish to the Board of Trustees such information as may reasonably be necessary in order for such Trustees to evaluate this Agreement or any proposed amendments hereto for the purpose of casting a vote pursuant to Section 7 hereof;

(l)	notify the Advisor of any material changes in its ownership within a reasonable time prior to such changes; and

(m)
provide reasonable assistance to the Trust, with respect to Sub-Advisor’s management of the Portfolio, in connection with the Trust’s compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and Rule 38a-1 of the 1940 Act.  Such assistance shall include, but not be limited to, (i) certifying periodically, upon the reasonable request of the Trust, that it is in compliance with all applicable “federal securities laws,” as defined by Rule 38a-1(e)(1) under the 1940 Act; (ii) upon reasonable request, facilitating and cooperating with third-party audits arranged by the Trust to evaluate the effectiveness of it compliance controls; and (iii) upon reasonable request, providing the Trust’s chief compliance officer with direct access to its compliance personnel; (iv) upon reasonable request, providing the Trust’s chief compliance officer with periodic reports; and (v) upon reasonable request, promptly providing special reports to the Trust’s chief compliance officer in the event of compliance problems.

3.	ALLOCATION OF EXPENSES.

Each party to this Agreement shall bear the costs and expenses of performing its obligations hereunder.  In this regard, the Advisor specifically agrees that the Fund shall assume the expense of:

(a)	brokerage commissions for transactions in the portfolio investments of the Fund and similar fees and charges for the acquisition, disposition, lending or borrowing of such portfolio investments;

(b)	custodian fees and expenses;

(c)	all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Fund to federal, state or other government agencies;

(d)	interest payable on any Fund borrowings; and

(e)	all other expenses relating to the Fund, except as specified in the following sentence.

The Sub-Advisor specifically agrees that with respect to the operation of the Fund, the Sub-Advisor shall be responsible for providing the personnel, office space and equipment reasonably necessary for the operation of the management of their portion of the assets of the Portfolio that are managed by the Sub-Advisor. In order to minimize the need and expense on Advisor of convening a special Board of Trustees meeting, Sub-Advisor agrees that, to the extent reasonably practical, Sub-Advisor will provide Advisor sufficient notice of any changes to the Sub-Advisor that would reasonably be expected to be presented to the Board of Trustees, so that such issues may be considered by the Board of Trustees during its regularly scheduled quarterly meetings.  Nothing in this Agreement shall alter the allocation of expenses and costs agreed upon between the Fund and the Advisor in the Investment Advisory Agreement or any other agreement to which they are parties.

4.	SUB-ADVISORY FEES.

For all of the services rendered with respect to the Fund as herein provided, the Advisor shall pay to the Sub-Advisor a fee (for the payment of which the Fund shall have no obligation or liability), based on the Current Net Assets of the Portfolio (as defined below), as set forth in Schedule A attached hereto and made a part hereof.  Such fee shall be accrued daily and payable monthly, as soon as practicable after the last day of each calendar month.  In the case of termination of this Agreement with respect to the Fund during any calendar month, the fee with respect to such Portfolio accrued to, but excluding, the date of termination shall be paid promptly following such termination.  For purposes of computing the amount of advisory fee accrued for any day, “Current Net Assets” shall mean the Portfolio’s net assets as of the most recent preceding day for which the Fund’s net assets were computed.

5.	PORTFOLIO TRANSACTIONS.

In connection with the investment and reinvestment of the assets of the Portfolio, the Sub-Advisor is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Portfolio and to use all reasonable efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of portfolio securities for said Portfolio, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the brokerage firm and the brokerage firm’s risk and skill in positioning blocks of securities.  The Sub-Advisor shall maintain records adequate to demonstrate compliance with the requirements of this section.  Subject to the policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Sub-Advisor shall have the right to follow a policy of selecting brokers who furnish brokerage and research services to the Fund or to the Sub-Advisor, and who charge a higher commission rate to the Fund than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution.  The Sub-Advisor shall determine in good faith that such higher cost was reasonable in relation to the value of the brokerage and research services provided and shall make reasonable reports regarding such determination and description of the products and services obtained if so requested by the Fund.

The Advisor authorizes and empowers the Sub-Advisor to direct the Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called “brokerage accounts”) for and in the name of the Fund and to execute for the Fund as its agent, standard customer agreements with such broker or brokers as the Sub-Advisor shall select as provided above.  The Sub-Advisor may, using such of the securities and other property in the Fund as the Sub-Advisor deems necessary or desirable, direct the Custodian to deposit for the Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Advisor deems desirable or appropriate.  The Sub-Advisor shall cause all securities and other property purchased or sold for the Fund to be settled at the place of business of the Custodian or as the Custodian shall direct.  All securities and other property of the Fund shall remain in the direct or indirect custody of the Custodian.  The Sub-Advisor shall notify the Custodian as soon as practicable of the necessary information to enable the Custodian to affect such purchases and sales.

The Sub-Advisor further shall have the authority to instruct the Custodian (i) to pay cash for securities and other property delivered to the Custodian for the Fund, (ii) to deliver securities and other property against payment for the Fund, and (iii) to transfer assets and funds to such brokerage accounts as the Sub-Advisor may designate, all consistent with the powers, authorities and limitations set forth herein.  The Sub-Advisor shall not have authority to cause the Custodian to deliver securities and other property, or pay cash to the Sub-Advisor except as expressly provided herein.

6.	LIABILITY; STANDARD OF CARE.

The Sub-Advisor shall comply with all applicable laws and regulations in the discharge of its duties under this Agreement; shall comply with the investment policies, Guidelines and restrictions of the Fund; shall act at all times in the best interests of the Fund; and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct  of a similar enterprise.

The Sub-Advisor shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.

7.	TERM AND TERMINATION OF THIS AGREEMENT; NO ASSIGNMENT

(a)
This Agreement shall go into effect as to the Fund at the time the Fund commences operations pursuant to an effective amendment to the Trust’s registration statement under the Securities Act of 1933, as amended, and shall remain in effect for two years from the date thereof unless sooner terminated as hereinafter provided.  This Agreement shall continue in effect thereafter for additional periods not exceeding one (l) year so long as such continuation is approved for the Fund at least annually by (i) the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval. The terms “majority of the outstanding voting securities” and “interested persons” shall have the meanings as set forth in the 1940 Act;

(b)
This Agreement may be terminated by the Trust on behalf of the Fund at any time without payment of any penalty, by the Board of Trustees, by the Advisor, or by vote of a majority of the outstanding voting securities of the Fund without the payment of any penalties, upon sixty (60) days’ written notice to the Sub-Advisor, and by the Sub-Advisor upon sixty (60) days’ written notice to the Fund and the Advisor.  In the event of a termination, the Sub-Advisor shall cooperate in the orderly transfer of the Fund’s affairs and, at the request of the Board of Trustees or the Advisor, transfer any and all books and records of the Fund maintained by the Sub-Advisor on behalf of the Fund;

(c)	This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act; and

(d)	This Agreement will also terminate in the event that the Investment Advisory Agreement is terminated.

8.	SERVICES NOT EXCLUSIVE.

The services of the Sub-Advisor to the Fund are not to be deemed exclusive and it shall be free to render similar services to others so long as its services hereunder are not impaired thereby.  It is specifically understood that directors, officers and employees of the Sub-Advisor and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment advisory clients or for its own account which may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Fund.

9.	AGGREGATION OF ORDERS.

Nothing in this Agreement shall preclude the combination of orders for the sale or purchase of securities of the Portfolio with those for other accounts managed by the Sub-Advisor or its affiliates.  When a security proposed to be purchased or sold for the Portfolio is also to be purchased or sold for other accounts managed by the Sub-Advisor at the same time, the Sub-Advisor may aggregate such orders and shall allocate such purchases or sales on a pro-rata, rotating or other equitable basis so as to avoid any one account being systematically preferred over any other account.

10.	NO BORROWING.

The Sub-Advisor agrees that neither it nor any of its officers or employees shall borrow from the Fund or pledge or use the Fund's assets in connection with any borrowing not directly for the Fund's benefit. For this purpose, failure to pay any amount due and payable to the Fund for a period of more than thirty (30) days shall constitute a borrowing.

11.	AMENDMENT.

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties.  This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

12.	SEVERABILITY.

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. and shall remain in full force and effect.

13.	NON-PUBLIC PERSONAL INFORMATION.

Notwithstanding any provision herein to the contrary, the Sub-Advisor hereto agrees on behalf of itself and its directors, trustees, shareholders, officers, and employees (1) to treat confidentially and as proprietary information of the Fund all non-public information of or pertaining to the Trust, the Advisor and any of its affiliates, whether stored on computer disk or as electronic media, to which the Sub-Advisor is given access or otherwise obtains in the course of its provision of the services under this Agreement, including but not limited to (a) the Fund’s or Portfolio’s holdings, (b) all records and other information relative to the Fund’s prior, present, or potential shareholders (and clients of said shareholders) and (c) any Non-public Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “G-L-B Act”), and (2) except after prior notification to and approval in writing by the Trust, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act, and if in compliance therewith, the privacy policies adopted by the Trust and communicated in writing to the Sub-Advisor.  Such written approval shall not be unreasonably withheld by the Trust and may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.  Notwithstanding the above, the Sub-Advisor may disclose its relationship with the Advisor in specific marketing materials to prospective accounts and include the Portfolio’s performance in calculating composites.

The Advisor, on behalf of itself, the Trust and their respective directors, trustees, shareholders, officers, and employees, shall treat confidentially and as proprietary all non-public information of or pertaining to the Sub-Advisor and any of its affiliates, whether stored on computer disk or as electronic media, to which the Advisor, the Trust or any of their respective directors, trustees, shareholders, officers, and employees is given access or otherwise obtains in the course of the Sub-Advisor’s provision of the services under this Agreement,

14.	COMPLIANCE

In managing the investments of and determining the composition of the assets of the Portfolio and in performing its other services and obligations hereunder, the Sub-Advisor shall: (i) comply with the investment objectives, policies and restrictions of the Fund as set forth in the registration statement of the Fund, as from time to time amended or supplemented; (ii) comply with the Guidelines and all policies, other guidelines, instructions and procedures of the Fund with respect to the Portfolio and furnished to the Sub-Advisor; (iii) comply with all applicable requirements of the Advisers Act, the 1940 Act and the rules and regulations under each thereof, as the same may be amended from time to time; (iv) manage the Portfolio such that the Fund will comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company (for so long as the Fund seeks to qualify as a regulated investment company under the Code); and (v) comply with all other applicable law, rules and regulations.  In addition, the Sub-Advisor shall maintain compliance procedures for the Portfolio that the Sub-Advisor reasonably believes are adequate to ensure its and the Portfolio’s compliance with the foregoing.

Upon execution of this Agreement, the Sub-Advisor shall provide the Advisor with the Sub-Advisor’s written policies and procedures (the “Compliance Policies”) as required by Rule 206(4)-7 under the Investment Advisers Act.  Throughout the term of this Agreement, the Sub-Advisor shall promptly submit to the Advisor: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination of the Sub-Advisor by any relevant regulatory authority and documentation describing the results of any such examination, (iii) documentation of any formal review of the Sub-Advisor’s Compliance Policies and (iv) notification of any material compliance matter that relates to the services provided by the Sub-Advisor to the Portfolio including, but not limited to, any material violation of the Compliance Policies or any violation of the Sub-Advisor’s code of ethics and/or related code by parties directly involved in providing services to the Portfolio.  In addition, the Sub-Advisor shall provide quarterly certifications as to: (i) the operation of the Sub-Advisor’s compliance with Trust policies and procedures, (ii) changes in Compliance Policies and related compliance procedures, (iii) compliance matters related to the Fund; (iv) all violations of the Sub-Advisor’s code of ethics and/or related code by parties directly involved in providing services to the Portfolio, (v) any significant changes at the Sub-Advisor, (vi) any regulatory inquiries, communications, investigations and/or examinations, (vii) Fund shareholder complaints, and (viii) any other compliance-related matter with respect to the Sub-Advisor’s relationship with the Advisor or the Fund that is reasonably requested by the Advisor.

On an annual basis, the Sub-Advisor shall provide to the Advisor any information related to, and the results of, any compliance risk metrics prepared in relation to the Sub-Advisor’s annual compliance review or the Compliance Policies generally.

15.	ANTI-MONEY LAUNDERING.

The Sub-Advisor acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any implementing regulations thereunder (together, “AML Laws”), the Trust has adopted an Anti-Money Laundering Policy, which will be provided to the Sub-Advisor.  The Sub-Advisor agrees to comply with the Trust’s Anti-Money Laundering Policy and the AML Laws, as the same may apply to the Sub-Advisor, now and in the future.  The Sub-Advisor further agrees to provide to the Trust and/or the Fund’s administrator such reports, certifications and contractual assurances as may be reasonably requested by the Trust in connection with the Trust’s Anti-Money Laundering Policy and the AML Laws. The Trust may disclose information regarding the Sub-Advisor to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

16.	NOTICES.

Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by facsimile transmission, electronic mail, by hand or by commercial overnight delivery service, addressed as follows:

ADVISOR:
William Blair Investment Management, LLC
222 West Adams Street
Chicago, Illinois, 60606
Attn: Richard W. Smirl
Email: rsmirl@williamblair.com

SUB-ADVISOR:
__________
__________
__________
__________

FUND:
Trust for Professional Managers
On behalf of the William Blair Directional Multialternative Fund
615 East Michigan Street, 3rd Floor
Milwaukee, WI 53202
Attn: Secretary

17.	GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

18.	ASSIGNMENT.

This Agreement may not be assigned by any party, either in whole or in part, without the prior written consent of each other party.

19.	MULTIPLE ORIGINALS.

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

WILLIAM BLAIR INVESTMENT MANAGEMENT, LLC

By:           /s/ Richard W. Smirl
Name:      Richard W. Smirl
Title:        Chief Operating Officer

SUB-ADVISOR

By:
Name:
Title:

SCHEDULE A
FEES

The Sub-Advisory Fee will be calculated and paid as described in Section 4 of this Agreement using the fee schedule provided below:

Series of Trust for Professional Managers	Annual Fee Rate as a Percentage of Average Daily Net Assets
William Blair Directional Multialternative Fund	1.00%

 EXHIBIT A

  INVESTMENT GUIDELINES